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Contact:                                               Al Palombo

Christopher J. Geberth
Vice President Finance                                 Investor Relations
Diomed Holdings, Inc.                                  Cameron Associates
(877) 434-6633                                         (212) 554-5488
info@diomedinc.com                                     al@cameronassoc.com


                DIOMED HOLDINGS, INC. SECURES LINE OF CREDIT FROM
                               SILICON VALLEY BANK

ANDOVER, MA-- June 14, 2004--Diomed Holdings, Inc. (AMEX: DIO), a leading developer and marketer of minimally invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) of varicose veins, announced today that it has secured a two year revolving line of credit of $2.5 million from Silicon Valley Bank, the primary banking subsidiary of Silicon Valley Bancshares (Nasdaq: SIVB).

"This line of credit strengthens our financial position and is a further reflection of the credit worthiness created by the significant turnaround achieved by our organization," stated James Wylie, president and chief executive officer of Diomed. "While there is no immediate need for the proceeds, the credit facility provides additional flexibility in funding the company as our drive for growth continues. We are very pleased to be initiating our relationship with Silicon Valley Bank in this capacity and we look forward to collaborating with them as we continue to build shareholder value," Wylie concluded.

"We look forward to providing financial support to Diomed as it solidifies its position in the medical technology market," stated Doug Marshall, vice president, Northeast Life Science Team, Silicon Valley Bank. "Our mission is to help emerging and established life science companies, like Diomed, succeed by providing the diversified financial services that will help them grow."

About Diomed

Diomed develops and commercializes minimally invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed focuses on EndoVenous Laser Treatment (EVLT(R)) for use in varicose vein treatments, photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for EVLT(R), the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.evlt.com.

About Silicon Valley Bank

Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology, life sciences and private equity markets, as well as the premium wine industry. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves more than 9,500 clients across the country through 26 regional offices. More information on the company can be found at www.svb.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of
1995:

Statements in this news release looking forward in time involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

EVLT(R)is a registered trademark of Diomed Inc., Andover, MA